Exhibit 2

Execution Copy

AMENDED AND RESTATED RIGHTS AGREEMENT

dated as of

April 23, 2009

between

POWER-ONE, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

Rights Agent

i

EXHIBITS

Exhibit A:                                            Form of Rights Certificate

ii

AMENDED AND RESTATED RIGHTS AGREEMENT

This AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of April 23, 2009 (the “Agreement”), between Power-One, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) amends and restates in its entirety that certain Rights Agreement dated July 27, 2000 by and between the Company and the Rights Agent (the “Original Agreement”).

W I T N E S S E T H

WHEREAS, the Board previously authorized and declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding at the Close of Business (as hereinafter defined) on August 7, 2000 (the “Rights Record Date”), each Right initially representing the right to purchase one one-thousandth of a share of Junior Preferred Stock (as hereinafter defined) of the Company, upon the terms and subject to the conditions hereinafter set forth, and further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock issued or disposed of the Company (whether originally issued or disposed of from the Company’s treasury) after the Rights Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined) or as provided in Section 21;

WHEREAS, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), its ability to use its NOLs (as hereinafter defined) for income tax purposes could be substantially limited or lost altogether; and

WHEREAS, the Company views its NOLs as a valuable asset of the Company, which is likely to inure to the benefit of the Company and its stockholders, and the Company believes that it is in the best interests of the Company and its stockholders that the Company provide for the protection of the Company’s NOLs on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1                Certain Definitions

For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)                                  “Acquiring Person” shall mean any Person (other than the Company, any Related Person or any Exempt Person) who has become, in itself or, together with all Affiliates and Associates of such Person (other than the Company, any Related Person or any Exempt Person), the Beneficial Owner of 4.9% or more of the shares of Common Stock then-outstanding (assuming for purposes of this calculation only that all of the shares of Series A Preferred Stock are converted into Common Stock), provided, however, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Common Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests

(including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company, or (iv) an Exempt Transaction, unless and until such time as such Person acquires the beneficial ownership of one additional share of Common Stock (other than pursuant to (x) a transaction described in the immediately preceding sub-clauses (ii) and (iii), (y) a dividend or distribution paid or made by the Company on the outstanding Common Stock or (z) a split or subdivision of the outstanding Common Stock) and after such acquisition such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding (assuming for purposes of this calculation only that all of the shares of Series A Preferred Stock are converted into Common Stock).  Notwithstanding anything in this Section 1(a) to the contrary, none of the Investor Securityholders or any of their respective Affiliates or Associates, either individually, collectively or in combination, shall be deemed to be an “Acquiring Person” solely by virtue or as a result of the approval, execution, delivery, adoption, announcement or performance of any of the Transaction Agreements (as defined by the Securities Purchase Agreement) or the consummation of any of the transactions contemplated by the Transaction Agreements (including, without limitation, the issuance of the Securities (as defined in the Securities Purchase Agreement) or the conversion or exercise of any such Securities or the rights provided thereby or in connection therewith) (such actions described in this sentence, the “Permitted Events”).  In addition, notwithstanding anything to the contrary set forth in this Section 1(a) to the contrary, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” became the Beneficial Owner of a number of shares of Common Stock such that the Person would otherwise qualify as an “Acquiring Person” inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned that number of shares of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise qualify as an “Acquiring Person.”

(b)                                 “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (whether or not a Related Person or an Exempt Person) whose shares of Common Stock would be deemed constructively owned by such first Person pursuant to Section 1.382-4 of the Treasury Regulations, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of Section 382 of the Code, or any successor provision or replacement provision, and the Treasury Regulations thereunder, provided, however, that (x) a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company, (y) none of the Investor Securityholders shall be considered an Affiliate or Associate of any portfolio company in which the Investor Securityholders or any of their Permitted Transferees (as defined in the Securities Purchase Agreement) have made or shall make from time to time any debt or equity investment unless and to the extent such Investor Securityholder has entered into any agreement, arrangement or understanding with such portfolio company with respect to the acquisition, holding or voting of securities of the Company and (z) no Exempt Person shall be considered an Affiliate or Associate of the Company or any Related Person.

(c)                                  “Agreement” shall have the meaning set forth in the preamble of this Agreement.

(d)                                 A Person shall be deemed the “Beneficial Owner” of, and to “beneficially own” any securities:

(i)                                     which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own” securities (including rights, options or warrants) which are convertible or exchangeable into Common Stock until such time as the convertible or exchangeable securities are exercised and converted or exchanged into Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; and, provided further, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(ii)                                  which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has “beneficial ownership” of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or

(iii)                               of which any other person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations;

provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own” any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that (w) nothing in this Section 1(d) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, and then only if such securities continue to be owned by such Person at the expiration of such 40 calendar days, or such later date as the directors of the Company may determine in any specific case, (x) in the event that any of the Investor Securityholders enters into an agreement with any other Person who is not an Affiliate or Associate of, or a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act) with, any Investor Securityholder regarding the purchase or sale of securities of the Company, such other Person shall not be deemed to be, solely by virtue of entering into such agreement, the Beneficial Owner of, or to “beneficially own,” any securities of the Company beneficially owned by any of the Investor Securityholders or any of their Affiliates or Associates and none of the Investor Securityholders shall be deemed to be, by virtue of entering into such agreement, the Beneficial Owner of, or to “beneficially own,” any securities of the Company beneficially owned by such other Person or any of its Affiliates or Associates, except in either case with respect to the securities of the Company that are the subject of such agreement, (y) in the event that any of the Investor Securityholders enters into a bona fide pledge or other encumbrance of any securities of the Company to a bank or financial institution or any Affiliate or Associate thereof (each, a “Lender”) in connection with a bona fide incurrence of indebtedness by such Investor Securityholder or any of its Affiliates or Associates, neither such Lender nor any of its Affiliates or Associates shall be deemed to be, solely by virtue of such pledge other encumbrance of such securities or any subsequent acquisition of such securities by such Lender solely as a result of a foreclosure on such securities pursuant to such pledge or other encumbrance, the Beneficial Owner of, or to “beneficially own,” any securities of the Company beneficially owned by any of the Investor Securityholders or any of their Affiliates or Associates (including, without limitation, any of such securities so acquired in any such foreclosure) and none of the Investor Securityholders shall be deemed to be, solely by virtue of such pledge other encumbrance of such securities or any subsequent acquisition of such securities by such Lender solely as a result of a foreclosure on such securities pursuant to such pledge or other encumbrance, the Beneficial Owner of, or to “beneficially own,” any securities of the Company beneficially owned by such Lender or any of its Affiliates or Associates and (z) if and for so long as conditions set forth in Section 5.6(b) of the Securities Purchase Agreement continue to apply, none of the actions permitted thereby in and of themselves will be deemed to give rise to Beneficial Ownership.  Notwithstanding anything herein to the contrary (other than clauses (x), (y) and (z) of the second proviso of the immediately foregoing sentence, to the extent not within the foregoing provisions of this Section 1(d), a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” or have “beneficial ownership” of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(e)                                  “Board” shall mean the Board of Directors of the Company.

(f)                                    “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York are authorized or obligated by law or executive order to close.

(g)                                 “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(h)                                 “Code” shall have the meaning set forth in the preamble of this Agreement.

(i)                                     “Common Stock” shall have the meaning set forth in the preamble of this Agreement.

(j)                                     “Company” shall have the meaning set forth in the preamble of this Agreement.

(k)                                  “Company’s Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company, as amended from time to time.

(l)                                     “Current Per Share Market Price” shall have the meaning set forth in Section 11(d)(i) or Section 11(d)(ii) hereof, as applicable.

(m)                               “Distribution Date” shall mean the Close of Business on the tenth Business Day after the Stock Acquisition Date.

(n)                                 “Equivalent Common Stock” shall have the meaning set forth in Section 11(a)(iii) hereof.

(o)                                 “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(p)                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)                                 “Exchange Ratio” shall have the meaning set forth in Section 23(a) hereof

(r)                                    “Exempt Person” shall mean: (i) each of the Investor Securityholders together with their respective Affiliates and Associates, so long as the Investor Securityholders (together with all Affiliates and Associates of such Persons) in the aggregate do not Beneficially Own in excess of the Standstill Limit (as defined in the Securities Purchase Agreement), (ii) any Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Stock (assuming for purposes of this calculation only that all of the shares of Series A Preferred Stock are converted into Common Stock) would not, as determined by the Board in its sole discretion, jeopardize or endanger the availability to the Company of its NOLs or (iii) any Person, (together with all Affiliates and Associates of such Person), that Beneficially Owns, as of the Close of Business on the date hereof, 4.9% or more of the then-outstanding shares of Common Stock (assuming for purposes of this calculation only that all of the shares of Series A Preferred Stock are converted into Common Stock), provided, however, that (x) with respect to clause (ii) of this definition, such a Person shall cease to be an “Exempt Person” if the Board makes a contrary determination with respect to such Person’s

Beneficial Ownership (together with all Affiliates and Associates of such Person) upon the availability to the Company of its NOLs, (y) with respect to clause (iii) of this definition, any such Person shall cease to be an Exempt Person if such Person (together with all Affiliates and Associates of such Person)  acquires Beneficial Ownership of additional shares of Common Stock representing one-half of one percent (0.5%) or more of the shares of Common Stock then-outstanding (unless such acquisition results solely from (A) a transaction described in sub-clauses (ii) and (iii) of Section 1(a) hereof, or (B) a split or subdivision of the outstanding Common Stock) and (z) with respect to clauses (ii) and (iii) of this paragraph, any such Person shall cease to be an Exempt Person as of the date that such Person, together with all Affiliates and Associates of such Person, ceases to Beneficially Own 4.9% or more of the then outstanding Common Stock (assuming for purposes of this calculation only that all of the shares of Series A Preferred Stock are converted into Common Stock).

(s)                                  “Exempt Transaction” shall mean any transaction that the Board determines, in its sole discretion, is exempt, which determination shall be irrevocable.

(t)                                    “Exercise Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(u)                                 “Expiration Date” shall mean the earliest of (i) the Close of Business on August 7, 2010; (ii) the time at which the Rights are redeemed as provided in Section 22 hereof, and (iii) the time at which the Rights are exchanged as provided in Section 23 hereof.

(v)                                 “Flip-in Event” shall have the meaning set forth in Section 11(a)(ii).

(w)                               “Investor Securityholder” shall have the meaning set forth in the Securities Purchase Agreement.

(x)                                   “Junior Preferred Stock” shall mean shares of Junior Participating Preferred Stock, par value $.001, of the Company having the rights and preferences set forth in the form of Certificate of Designation of Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on July 28, 2000.

(y)                                 “Lender” shall have the meaning set forth in Section 1(d) hereof.

(z)                                   “NOLs” shall mean the Company’s net operating loss carryforwards.

(aa)                            “Original Agreement” shall have the meaning set forth in the preamble of this Agreement.

(bb)                          “Permitted Events” shall have the meaning set forth in Section 1(a).

(cc)                            “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, group of persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and includes any successor (by merger or otherwise) of such individual or entity.

(dd)                          “Principal Party” shall have the meaning set forth in Section 13A(b) hereof.

(ee)                            “Purchase Price” shall mean initially $625.00 per one one-thousandth of a Preferred Stock, subject to adjustment from time to time as provided in this Agreement.

(ff)                                “Redemption Price” shall have the meaning set forth in Section 22(a) hereof.

(gg)                          “Related Person” shall mean (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such plan.

(hh)                          “Rights” shall have the meaning set forth in the recitals to this Agreement.

(ii)                                  “Rights Agent” shall have the meaning set forth in the preamble of this Agreement.

(jj)                                  “Rights Certificates” shall mean certificates evidencing the Rights, in substantially the form attached hereto as Exhibit A.

(kk)                            “Rights Record Date” shall have the meaning set forth in the recitals to this Agreement.

(ll)                                  “Section 382 Ownership Level” shall mean the percentage of the stock of the Company owned by all of the Company’s 5-percent shareholders (as defined in Section 382(k)(7) of the Code and the Treasury Regulations thereunder) over the lowest percentage of stock of the Company owned by such stockholders during the testing period (as defined in Section 382(i) of the Code and the Treasury Regulations thereunder).

(mm)                      “Securities Act” shall mean Securities Act of 1933, as amended.

(nn)                          “Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of April 23, 2009, between the Company and the Purchasers named therein, as it may be amended or modified from time to time.

(oo)                          “Security” shall have the meaning set forth in Section 11(d) hereof.

(pp)                          “Series A Preferred Stock” shall mean the Company’s Series A Convertible Preferred Stock, par value $.001 per share.

(qq)                          “Stock Acquisition Date” shall mean the first date of public announcement (by press release, filing made with the Securities and Exchange Commission or otherwise), by the Company that a Flip-in Event has occurred.  Notwithstanding anything to the contrary in this Agreement, a Stock Acquisition Date shall not be deemed to have occurred solely with respect to the Investor Securityholders or any of its Affiliates or Associates by virtue, or as a result of the public announcement, of any Permitted Event, so long as the Investor Securityholders together with their Affiliates and Associates, in the aggregate, do not Beneficially Own in excess of the Standstill Limit (as defined in the Securities Purchase Agreement).

(rr)                                “Subsidiary” shall mean, with reference to any Person, any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(ss)                            “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business.

(tt)                                “Treasury Regulations” shall mean final, temporary and proposed income tax  regulations promulgated under the Code, including any amendments thereto.

(uu)                          “Trust” shall have the meaning set forth in Section 23(a) hereof.

(vv)                          “Trust Agreement” shall have the meaning set forth in Section 23(a) hereof.

Section 2                                               Appointment of Rights Agent

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omission of any such co-rights agent.  Prior to the appointment of a co-rights agent, the specific duties and obligations of each such co-rights agents shall be set forth in writing and delivered to the Rights Agent and the proposed co-rights agent.  Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such co-rights agent.  To the extent that any co-rights agent takes any action pursuant to this Agreement, such co-rights agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

Section 3                                               Issuance of Rights Certificates

(a)                                  Until the Distribution Date, (i) the Rights shall be evidenced by the certificates representing the shares of Common Stock, registered in the names of the record holders thereof (which certificates representing such shares of Common Stock shall also be deemed to be Rights Certificates), (ii) the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock, and (iii) the surrender for transfer of any certificates representing such shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

(b)                                 Intentionally Omitted.

(c)                                  Rights shall be issued by the Company in respect of all shares of Common Stock (other than any shares of Common Stock that may be issued upon the exercise or exchange of any Right) issued or disposed of by the Company (whether originally issued or disposed of from the Company’s treasury) after the Rights Record Date but prior to the earlier of the Distribution Date and the Expiration Date or in certain circumstances provided in Section 21 hereof, after the

Distribution Date.  Certificates representing such shares of Common Stock shall have stamped on, impressed upon, printed on, written on, or otherwise affixed to them a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement and as do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the shares of Common Stock may from time to time be listed or quoted:

This certificate also entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC as Rights Agent as the same shall be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or certain transferees of any thereof, whether currently held by or on behalf of such Person or by any subsequent holder, may be limited as provided in Section 7(f) of the Rights Agreement.

(d)                                 Any Rights Certificate issued pursuant to this Section 3 or Section 21 hereof that represents Rights beneficially owned by an Acquiring Person or any of its Associates or Affiliates and any Rights Certificate issued or issuable at any time upon the transfer of any Rights to an Acquiring Person or any  of its Associates or Affiliates or to any nominee of such Acquiring Person, Associate or Affiliate and any Rights Certificate issued pursuant to Section 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall be subject to and contain a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or certain transferees thereof.  Accordingly, under certain circumstances as provided in the Rights Agreement, this Rights Certificate and the Rights represented hereby may be limited as provided in Section 7(f) of such Agreement.

(e)                                  As promptly as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall send or cause to be sent, by first class, insured, postage prepaid mail, to each record holder of shares of Common Stock, as of the Close of Business on the Distribution Date, other than an Acquiring Person or any

Associate or Affiliate thereof at the address of such holder shown on the records of the Company, a Rights Certificate representing one Right for each share of Common Stock so held, subject to adjustment as provided herein.  As of and after the Distribution Date, the Rights shall be represented solely by such Rights Certificates.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the next Business Day.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively that the Distribution Date has not occurred.

(f)                                    In the event that the Company purchases or otherwise acquires any shares after the Rights Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock so purchased or acquired.

Section 4                                               Form of Rights Certificates

The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit A with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or obligations of the Rights Agent as set forth in this Agreement) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 21 hereof, the Rights Certificates, whenever distributed, shall on their face  entitle the holders thereof to purchase such number of one one-thousandths of a share of Junior Preferred Stock as is set forth therein at the Purchase Price; provided, however, that the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustments as provided in this Agreement.

Section 5                                               Countersignature and Registration

(a)                                  The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)                                 Following the Distribution Date, upon receipt by the Rights Agent of written notice of the occurrence of the Distribution Date pursuant to Section 3(e) hereof, a stockholder list and all other relevant information referred to in Section 3(e) or as reasonably requested by the Rights Agent, the Rights Agent shall keep, or cause to be kept, at its office or offices designated for such purposes, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6                                               Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates

(a)                                  Notwithstanding any other provision of this Agreement, Certificates representing exercisable Rights may not be transferred, split up, combined or exchanged for another Rights Certificate(s) (other than in connection with the transfer of the underlying shares of Common Stock), unless and until the Board has determined to permit such transfer, splitting up, combination or exchange.  Subject to foregoing and the provisions of Section 7(d), Section 7(f) and Section 13 hereof, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Rights Certificate(s) (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 23 hereof) representing exercisable Rights may be transferred, split up, combined or exchanged for another Rights Certificate(s), entitling the registered holder to purchase a like number of one one-thousandths of a share of Junior Preferred Stock (or other securities, cash or other assets, as the case may be) as the Rights Certificate(s) surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Rights Certificate(s) must make such request in writing delivered to the Rights Agent, and must surrender the Rights Certificate(s) to be transferred, split up, combined or exchanged, with the forms of assignment and certificate contained therein duly executed, at the office or offices of the Rights Agent designated for such purpose.  The Rights Certificates are transferable only on the registry books of the Rights Agent.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have (i) completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange or Rights Certificates as required by Section 9(d) hereof.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested registered in such name or names as may be designated by the surrendering registered holder.  The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Person or Persons as the Company shall specify by written notice.  The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b)                                 Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7                                               Exercise of Rights; Purchase Price; Expiration Date of Rights

(a)                                  Subject to Section 7(f) and Section 23 hereof, the registered holder of any Rights Certificate may exercise the Rights represented thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Rights Certificate, with the form of election to purchase and the certificate set forth on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the sum of (i) the aggregate Purchase Price for the total number of one one-thousandths of a share of Junior Preferred Stock (or for such shares of Common Stock or other securities, as the case may be) as to which such surrendered Rights are exercised and (ii) an amount equal to any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with the provisions of Section 9(d) hereof.

(b)                                 Upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid under Section 9(d) hereof, the Rights Agent shall, subject to Section 19(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Junior Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates representing the total number of one one-thousandths of a share of Junior Preferred Stock to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit any shares of Junior Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Junior Preferred Stock as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or depositary receipts, as the case may be) cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company or any transfer agent therefor of certificates representing the number of equivalent shares to be issued in lieu of the issuance of shares of Common Stock, as the case may be, in accordance with the provisions of Section 11(a)(iii), (iv) when appropriate, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (v) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 13 hereof, and (vi) when appropriate, after receipt, deliver such cash to the registered holder of such Rights Certificate.

(c)                                  In case the registered holder of any Rights Certificate shall exercise fewer than all the Rights evidenced thereby, the Rights Agent shall prepare, execute and deliver a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

(d)                                 Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Rights Certificate pursuant to Section 6 or exercise or assignment of a Rights Certificate as set forth in this Section 7 unless the registered holder of such Rights Certificate shall have (i) properly completed and duly signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such transfer, split up, combination, exchange, exercise or assignment and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and Affiliates and Associates thereof as the Company or the Rights Agent may reasonably request.

(e)                                  Intentionally Omitted.

(f)                                    Notwithstanding anything in this Agreement to the contrary, from and after the time any Flip-in Event has occurred, any Rights that are Beneficially Owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after an Acquiring Person becomes such, or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with an Acquiring Person becoming such, and receives such Rights pursuant to either (1) a transfer from an Acquiring Person (or any such Affiliate or Associate) to holders of its equity securities or to any Person with whom it (or any such Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(f), and subsequent transferees of any of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement.  The Company shall give the Rights Agent written notice of the identity of any Acquiring Person or any Affiliates or Associates thereof, or any transferee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person or any Affiliates or Associates thereof, or any transferee of any of the foregoing, unless and until it shall have received such notice.  The Company shall as promptly as practicable use all reasonable efforts to ensure that the provisions of this Section 7(f) are complied with, but neither the Company nor the Rights Agent shall have any  liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any Affiliates and Associates thereof or any transferee of any of them hereunder.

Section 8                                               Cancellation and Destruction of Rights Certificates

All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9                                               Company Covenants Concerning Securities and Rights

(a)                                  The Company covenants and agrees that it shall cause to be reserved, authorized for issuance and kept available out of its authorized and unissued shares of Junior Preferred Stock, Common Stock and/or other securities, or any shares of any such security of the Company held in its treasury, a number of shares of Preferred Stock (or any other security of the Company as may be applicable at the time of exercise) that shall be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b)                                 So long as the shares of Junior Preferred Stock (and, following the occurrence of a Flip-in Event, shares of Common Stock and/or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, or quoted on the Nasdaq Small Cap Market, it shall endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange, or quoted on the Nasdaq Small Cap Market, upon official notice of issuance upon such exercise.

(c)                                  The Company shall take all such actions as may be necessary to ensure that all shares of Junior Preferred Stock (and, following the occurrence of a Flip-in Event shares of Common Stock and/or other securities) delivered upon exercise of Rights, at the time of delivery of the certificates for such securities, shall be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.

(d)                                 The Company shall pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.

(e)                                  If the Company determines that registration under the Securities Act is required, then the Company shall use its commercially reasonable efforts (i) to file, as soon as practicable after the Distribution Date, on an appropriate form, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date.  The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective or to qualify the rights, the exercise thereof or the issuance of shares of Junior Preferred Stock, Common Stock, or other securities upon the exercise thereof under state securities or “blue sky” laws.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  The Company shall, as promptly as practicable, notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9(e) and give the Rights Agent a copy of such announcement.  In addition, if the Company determines that a registration statement or other document should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective or any such other document filed and, if required, approved, and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.

(f)                                    Notwithstanding anything in this Agreement to the contrary, after the Distribution Date, the Company shall not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action shall eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

(g)                                 In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Sections 7, 11, 13 or 23 it shall make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

Section 10              Record Date

Each Person in whose name any certificate for a number of one one-thousandths of a share of Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate representing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11              Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights

The Purchase Price, the number and kind of shares, or fractions thereof, covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           (i)            In the event that the Company at any time after the Rights Record Date (A) declares a dividend on the shares of Junior Preferred Stock payable in shares of Junior Preferred Stock, (B) subdivides the outstanding shares of Junior Preferred Stock, (C) combines the outstanding shares Junior Preferred Stock into a smaller number of shares of Junior Preferred Stock, or (D) issues any shares of its capital stock in a reclassification of the shares of Junior Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the shares of Preferred Stock were open, the holder of such Right would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification) and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right.  If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)           Subject to the provisions of Section 23 hereof, if any Person becomes an Acquiring Person (a “Flip-in Event”), then, after the Distribution Date, each holder of a Right, except as provided in Section 7(f), shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price as adjusted by this Section 11(a)(ii), such number of shares of Common Stock as equals the result obtained by (x) multiplying the then current Purchase Price by the then number of integral multiples of one one-thousandth of a share of Preferred Stock for which a Right is then exercisable immediately prior to the Flip-in Event and dividing that product by (y) 50 percent of the Current Per Share Market Price of Common Stock (determined in accordance with Section 11(d); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13A, then only the provisions of Section 13A shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). After the occurrence of a Flip-In Event, Rights will no longer be exercisable for the purchase of Junior Preferred Stock.

(iii)          If upon the occurrence of a Flip-in Event, there are not sufficient shares of Common Stock, as the case may be, authorized but unissued or issued but not outstanding to permit the issuance of all the shares of Common Stock, as the case may be, issuable in accordance with Section 11(a)(ii) hereof upon the exercise in full of the Rights, the Company shall authorize and, subject to the provisions of Section 9(e), make available for issuance other equity securities of the Company having equivalent voting rights and an equivalent value (as determined in good faith by the Board) to the shares of Common Stock, as the case may be, (for purposes of this Section 11(a)(iii) these other equity securities shall hereinafter be referred to as “Equivalent Common Stock”).  In the event that shares of Equivalent Common Stock are so authorized, upon the exercise of a Right in accordance with the provisions of Section 7 hereof, the registered holder shall be entitled to receive (A) shares of Common Stock, as the case may be, to the extent any are available, and (B) a number of shares of Equivalent Common Stock, which the Board has determined in good faith to have a value equivalent to the excess of (w) the aggregate Current Per Share Market Price on the date of the Flip-in Event, of all the shares of Common Stock issuable in accordance with Section 11(a)(ii) upon the exercise of a Right (the “Exercise Value”) over (x) the aggregate Current Per Share Market Price on the date of the Flip-in Event, of any shares of Common Stock available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the Distribution Date, there are not sufficient shares of Common Stock and/or Equivalent Common Stock available for issuance upon the exercise of a Right, then the Company shall be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), Equivalent Common Stock (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the Stock Acquisition Date), which securities and cash have an aggregate value equal to the excess of (y) the Exercise Value over (z) the product of the then-current Purchase Price multiplied by the number of one one-thousandths of a share of a Preferred Stock for which a Right was exercisable immediately prior to the Flip-in Event.  To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis and shall continue to make payments on a pro rata basis as promptly as funds become available until the full amount due to each such Rights holder has been paid.

(b)           If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Junior Preferred Stock entitling them to subscribe for or purchase shares of Junior Preferred Stock (or securities having equivalent rights, privileges and preferences as the shares of Junior Preferred Stock (for purposes of this Section 11(b), “Equivalent Preferred Stock”)) or securities convertible into shares of Junior Preferred Stock or Equivalent Preferred Stock at a price per share of Junior Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Junior Preferred Stock or Equivalent Preferred Stock) less than the Current Per Share Market Price of the shares of Junior Preferred Stock (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of shares of Junior Preferred Stock outstanding on such record date plus the number of shares of Junior Preferred Stock which the aggregate offering price of the total number of shares of Junior Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Junior Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent.  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           If the Company shall fix a record date for the making of a distribution to all holders of shares of Junior Preferred Stock (including any such distribution in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in shares of Junior Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the Current Per Share Market Price of the shares of Preferred Stock (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which shares of Junior Preferred Stock begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one share of Preferred

Stock, and the denominator of which is such Current Per Share Market Price of the shares of Junior Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right but less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)           (i)            For the purpose of any computation hereunder, except as otherwise expressly provided by Section 11(d)(ii) below, the “Current Per Share Market Price” of any security (a “Security” for purposes of this Section 11(d)(i) only) on any date shall be deemed to be the average of the daily closing prices per share of a share of the Common Stock for the 30 consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the Current Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after, but not including, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market or, if the Security is not listed or admitted to trading on the Nasdaq Global Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq Stock Market Inc. or such other system then in use, or, if on any such date Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board.  If the Security is not publicly held or not so listed or traded, or is not the subject of available bid and asked quotes, the Current Per Share Market Price of such Security shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(ii)           For the purpose of any computation hereunder, the “Current Per Share Market Price” of shares of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i).  If the Current Per Share Market Price of Junior Preferred Stock cannot be determined in the manner provided above, it shall be conclusively deemed to be an amount equal to the current per share market price of the shares of Common Stock multiplied by one thousand (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the shares of Common Stock occurring after the date of this Agreement).  If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, or the subject of available bid and asked quotes, “Current Per Share Market Price” of the Junior Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.  For all purposes of this Agreement, the Current Per Share Market Price of one one-thousandth of a share of Junior Preferred Stock will be equal to the current per share market price of one share of Junior Preferred Stock divided by one thousand.

(e)           Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of a share of a Common Stock or other security, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f)            If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than shares of Preferred Stock, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10 and 13 with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) shall apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  The Company shall also, as promptly as practicable, notify the Rights Agent in writing of same pursuant to Section 9(e) hereof and give the Rights Agent a copy of such announcement.  Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but if the Rights Certificates have been issued, such record date shall be at least 10 calendar days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to the provision of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)            Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Rights Certificate issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the shares of Junior Preferred Stock or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or such other securities, as the case may be, at such adjusted Purchase Price.

(l)            In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect (with written notice of such election to the Rights Agent as promptly as practicable) to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Preferred Stock or other securities upon the occurrence of the event requiring such adjustment.

(m)          Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board determines to be advisable in order that any (i) consolidation or subdivision of the shares of Preferred Stock, (ii) issuance wholly for cash of shares of Preferred Stock at less than the Current Per Share Market Price therefor, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its shares of Preferred Stock is not taxable to such stockholders.

(n)           Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Rights Record Date prior to the Distribution Date (i) pays a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, or issued or disposed of thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock, immediately prior to such event by a fraction the numerator of which is the total number of shares of Common Stock, outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of shares of Common Stock, outstanding immediately following the occurrence of such event.  The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

Section 12              Certificate of Adjusted Purchase Price or Number of Shares

Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 or 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts and calculations accounting for such adjustment or describing such event, (b) file with the Rights Agent, and with each transfer agent for the shares of Preferred Stock and the shares of Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (if so required under Section 24 hereof).  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to and shall not be deemed to have knowledge of such adjustment or event unless and until it shall have received such certificate, provided, however, that the Rights Agent will not be entitled to such protection in cases of bad faith or willful misconduct.

Section 13              Fractional Rights and Fractional Shares

(a)           The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights.  In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one Right.  For purposes of this Section 13(a), the current market value of one Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market, or, if the Rights are not listed or admitted to trading on the Nasdaq Global Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market Inc. or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board.  If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right shall mean the fair value thereof as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(b)           The Company shall not be required to issue fractions of shares of Junior Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Junior Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock).  Fractions of Junior Preferred Stock in integral multiples of one one-thousandth of such Junior Preferred Stock may, in the sole discretion of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Junior Preferred Stock represented by such depositary receipts.  In lieu of fractional shares of Junior Preferred Stock that are not integral multiples of one one-thousandth of a share of Junior Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Junior Preferred Stock.  For purposes of this Section 13(b), the current market value of one one-thousandth of a share of Junior Preferred Stock shall be one one-thousandth of the closing price of a share of Junior Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the shares of the Junior Preferred Stock cannot be so determined, the closing price of the shares of the Junior Preferred Stock for such Trading Day shall be conclusively deemed to be an amount equal to the closing price of the shares of

Common Stock shares for such Trading Day multiplied by one thousand (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Stock shares occurring after the date of this Agreement).

(c)           Following the occurrence of a Flip-in Event, the Company shall not be required to issue fractions of shares of Common Stock, upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock.  In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security.  For purposes of this Section 13(c), the current market value of one share of Common Stock, or other security issuable upon the exercise or exchange of Rights shall be the closing price thereof (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise or exchange.

(d)           The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 13.

(e)           Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent upon exercise of a Right, the Company shall (i) as promptly as practicable prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide immediately available funds to the Rights Agent sufficient to make such payments.  The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and funds, provided, however, that the Rights Agent will not be entitled to such protection in cases of bad faith or willful misconduct.

Section 13A          Consolidation, Merger or Sale or Transfer of Assets or Earning Power

(a)           If, at any time after an Acquiring Person has become such,

(i)            the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

(ii)           any other Person(s) shall consolidate or merge with and into the Company, the Company shall be the continuing or surviving corporation of such merger and, in connection with such consolidation or merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or

(iii)          the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its

Subsidiaries (taken as a whole) to any other Person, (other than a pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of the Company’s Common Stock), then, on and after the later of (I) the date of the occurrence of an event described in clause (i), (ii) or (iii) of this Section 13A(a), or (II) the date of the expiration of the period within which the Rights may be redeemed pursuant to Section 22 (as the same may have been amended as provided in Section 26);

(A)          proper provision shall be made so that each holder of a Right, except as provided in Section 7(f), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, such number of shares of common stock of the Principal Party as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Junior Preferred Stock  for which a Right is then exercisable and dividing that product by (y) 50 percent of the current market price per share of the common stock of the Principal Party (determined in the same manner as the Current Market Price Per Share of Common Stock is determined under Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer;

(B)           the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement, and proper provision shall be made for the foregoing, provided that the Principal Party shall, prior to the first occurrence of an event described in clause (i), (ii) or (iii) of this Section 13A(a), have caused to be reserved out of its authorized and unissued shares of common stock (or its authorized and issued shares of common stock held in its treasury), for issuance pursuant to this Agreement, the number of shares of common stock that will be sufficient to permit the exercise in full of the Rights after the occurrence of such event;

(C)           the term “Company” wherever used in this Agreement shall thereafter be deemed to refer to such Principal Party; and

(D)          the Principal Party shall, in addition to the reservation of shares of its common stock as provided in the proviso to clause (B) above, take such steps (including without limitation compliance with the Company’s other obligations as set forth in Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its common stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the shares of common stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b)           For purposes of this Agreement, “Principal Party” shall mean

(i)            in the case of any transaction described in clause (i) or (ii) of Section 13A(a), (A) the Person that is the issuer of the securities into which shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the common stock of which has the greatest market value, or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the common stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does so survive (including the Company if it survives); and

(ii)           in the case of any transaction described in clause (iii) of Section 13A(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of common stock having the greatest market value of shares outstanding; provided, however, that in any such case, (1) if the common stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, “Principal Party” shall refer to such other corporation; (2) if the common stock of such Person is not and has not been so registered and such Person is not a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, “Principal Party” shall refer to the corporation which ultimately controls such Person; (3) in case such Person is a Subsidiary, directly or indirectly, of more than one corporation, the common stocks of all of which are and have been so registered, “Principal Party” shall refer to whichever of such corporations is the issuer of common stock having the greatest market value of shares held by the public; and (4) if the common stock of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1), (2) and (3) above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person were a “Subsidiary” of both or all of such joint venturers and the Principal Party in each such chain shall bear the obligations set forth in this Section 13A in the same ratio as its direct or indirect interests in such Person bear to the total of such interests.

(c)           The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and the Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement making valid provision for the results described in clause (A) of Section 13A(a) and confirming that the Principal Party will perform its obligations under this Section 13A(a); provided, however, that in no case may the Company consummate any such consolidation, merger, sale or transfer if (i) at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (ii) prior to, simultaneously with or immediately after such transaction, the stockholders of the Person which constitutes, or would constitute, the Principal Party for purposes of this Section 13A shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(d)           The provisions of this Section 13A shall similarly apply to successive mergers or consolidations or sales or other transfers.

Section 14              Rights of Action

(a)           All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

(b)           Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however that the Company shall use commercially reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 15              Agreement of Rights Holders

Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of shares of Common Stock;

(b)           after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c)           the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)           such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 13.

Section 16              Rights Certificate Holder Not Deemed a Stockholder

No holder, as such, of any Rights Certificate, by means of such possession, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, by means of such possession, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof (including, without limitation, the election of directors), or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 17              Concerning the Rights Agent

(a)           The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, shall reimburse the Rights Agent for its reasonable expenses, counsel fees and disbursements and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company shall also indemnify the Rights Agent for, and hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered, or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom. The reasonable costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company (except upon a determination of gross negligence, bad faith or willful misconduct).  The provision of this Section 17 and Section 19 below shall survive the termination of this Agreement, the exercise of or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b)           The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance or administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate evidencing shares of Preferred Stock, Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in Section 19.  The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to have received notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice, provided, however, that the Rights Agent will not be entitled to such protection in cases of bad faith or willful misconduct.

Section 18              Merger, Consolidation or Change of Name of Rights Agent

(a)           Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 20 hereof.  If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)           If at any time the name of the Rights Agent changes and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 19              Duties of Rights Agent

The Rights Agent undertakes to perform the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any of its Affiliates or Associates and the determination of the Current Per Share Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).  Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.  Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates nor shall it be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall be under no responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11, 12, 13, 13A, 23 or 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock shall, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)            The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts,

instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h)           The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j)            No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

(k)           If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, or (ii) the Rights Agent has received notice of a suspension, the Rights Agent shall not take any further action with respect to such requested exercise, transfer, split up, combination or exchange, without first consulting with the Company, and shall thereafter take further action with respect thereto only in accordance with the Company’s written instructions.

Section 20              Change of Rights Agent

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company, and to each transfer agent of the shares of Common Stock and Preferred Stock known to the Rights

Agent, respectively, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the shares of Common Stock and the Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of the State of New York or of any other state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the shares of Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 21              Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale by the Company of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into, shares of Common Stock and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights as would have been issued in respect of such shares of Common Stock if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Rights Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Rights Certificate otherwise would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 22              Redemption

(a)           The Board may, at its option, redeem all but not less than all of the then-outstanding Rights at the redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”) at any time prior to the Close of Business on the Distribution Date.  Any such redemption shall be effective immediately upon the action of the Board ordering the same, unless such action of the Board expressly provides that such redemption shall be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption shall be effective in accordance with the provisions of such action of the Board).

(b)           Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held.  Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock as the case may be (based upon the Current Per Share Market Price of the Common Stock (determined pursuant to Section 11(d)) at the time of redemption), any other form of consideration deemed appropriate by the Board (based upon the fair market value of such other consideration, determined by the Board in good faith) or any combination thereof.  The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Stock and, to the extent that any such other payment is discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price.  If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board) at the time of redemption, the Company shall pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

Section 23              Exchange

(a)           The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding Rights (which shall not include Rights that have become subject to the provisions of Section 7(f) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  No Right may be transferred (other than in connection with the transfer of the underlying shares of Common Stock) or exercised pursuant to Section 7, Section 11(a)(ii) or Section 13A hereof if and to the extent the Board shall have determined to effect the exchange contemplated in this Section 23.  If the Board determines to exchange less than all of the Rights, the Company shall select the Rights to be exchanged by lot, on a pro rata basis or in accordance with any other method the Company considers fair and appropriate.  The exchange of the Rights by the Board shall otherwise be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Without limiting the foregoing, prior to effecting an exchange pursuant to this Section 23, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”).  If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock issuable pursuant to the exchange (or any portion thereof that have not theretofore been issued in connection with the exchange).  From and after the time at which such shares are issued to the Trust, all Persons then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b)           Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange permitted by Section 23(a), the number of Rights which will be exchanged.  Any partial exchange permitted by Section 23(a) shall be effected pro rata based on the number of Rights (other than Rights which have become subject to the provisions of Section 7(f) hereof) held by each holder of Rights.

(c)           In any exchange pursuant to this Section 23, the Company may substitute for any shares of Common Stock exchangeable for a Right (i) shares of Equivalent Common Stock as such term is used in Section 11(a)(iii), (ii) cash, (iii) debt securities of the Company, (iv) other assets or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board (whose determination shall be described in a statement filed with the Rights Agent), equal to (x) the Current Per Share Market Price of one share of Common Stock (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 23, multiplied by (y) the Exchange Ratio.  If there shall not be sufficient authorized Common Stock to permit an exchange of Rights as contemplated in accordance with this Section, the Company shall take all such action as may be necessary to authorize additional Common Stock or Equivalent Stock for issuance upon exchange of the Rights.

Section 24              Notice of Certain Events

(a)           If the Company proposes (i) to pay any dividend payable in stock of any class to the holders of shares of Junior Preferred Stock or to make any other distribution to the holders of shares of Junior Preferred Stock (other than a regular periodic cash dividend), (ii) to offer to the holders of shares of Junior Preferred Stock rights, options, warrants or any similar instrument to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or to effect a subdivision, combination or reclassification of the Common Stock, then, in each such case, the Company shall give to the Rights Agent and, to the extent possible, to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options, warrants or any similar instrument, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Common Stock and/or Preferred Stock for purposes of such action, and in the case of any such other action covered by clause (1) or (ii) above at least ten (10) days prior to the date of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever is the earlier.

(b)           In case a Stock Acquisition Date occurs, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

Section 25              Notices

(a)           Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made (a) immediately, if made by personal delivery to the party to be notified, (b) on the fifth (5th) day if sent by first-class mail, postage prepaid, (c) the next Business

Day if by nationally recognized overnight courier or (d) upon confirmation, if transmission by facsimile combined with a phone call to the Company notifying it of such transmission, all addressed (until another address is filed in writing by the Company with the Rights) as follows:

Power-One, Inc.
740 Calle Plano
Camarillo, California  93012
Attention:  Richard J. Thompson
Facsimile:  (805) 484-0445

(b)           Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made (a) immediately, if made by personal delivery to the party to be notified, (b) on the fifth (5th) day if sent by first-class mail, postage prepaid, (c) the next Business Day if by nationally recognized overnight courier or (d) upon confirmation, if transmission by facsimile combined with a phone call to the Rights Agent notifying it of such transmission, all addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, New York  10005
Facsimile:  (718) 921-8116
Attention:  Office of the General Counsel

(c)           Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 26              Supplements and Amendments

Prior to the Distribution Date, the Company may (and the Rights Agent shall, subject to the other terms and conditions of this Agreement, if the Company so directs), supplement or amend any provision of this Agreement without the approval of any holders of the Rights.  From and after the Distribution Date, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to amend or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that (x) no such supplement or amendment shall adversely affect the interests of the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person), (y) cause this Agreement again to become amendable other than in accordance with this sentence or (z) cause the Rights again to become redeemable.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything herein to the contrary, the Rights Agent shall not be obligated to enter into any supplement or amendment that affects the Rights Agent’s own right, duties, obligations or immunities under this Agreement, and the Rights Agent shall not be bound by supplements or amendments not executed by it.

Section 27              Successors

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 28              Determinations and Actions by the Board

(a)           For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382 of the Code or any successor or replacement provision.

(b)           Except as expressly set forth in this Agreement, the Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations and calculations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights, to exchange the rights or to amend this Agreement).

(c)           All such actions, calculations, interpretations and determinations which are done or made by the Board in good faith, shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties.  Unless otherwise notified, the Rights Agent shall always be entitled to assume that the Board acted in good faith and the Rights Agent shall be fully protected and shall incur no liability in reliance thereon.

Section 29              Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock).

Section 30              Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 30 will affect the ability of the Company under the provisions of Section 26 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

Section 31              Governing Law

This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; except that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 32              Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 33              Descriptive Headings; Interpretation

Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 34              Termination

This Agreement restates and supersedes in full the Original Agreement. Except as explicitly set forth herein, this Agreement and the Rights shall terminate as of the Expiration Date.  As soon as an Expiration Date has been determined pursuant to the definition of such term, the Company shall as promptly as practicable notify the Rights Agent of the Expiration Date.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

POWER-ONE, INC.

/s/ Richard J. Thompson
Name:	Richard J. Thompson
Title:	President and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

/s/ Joe Wolf
Name:	Joe Wolf
Title:	Vice President

Signature page to Rights Agreement

Exhibit A

Form of Rights Certificate

[Form of Right Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER PUBLIC ANNOUNCEMENT OF REDEMPTION IS MADE.  THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE AGREEMENT.  IF THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR CERTAIN TRANSFEREES THEREOF, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN LIMITATIONS IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7 OF THE RIGHTS AGREEMENT.

RIGHT CERTIFICATE

This certifies that                        , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of April 23, 2009 (the “Rights Agreement”), between Power-One, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), to purchase from the Company, unless the Rights have been previously redeemed, at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date (as such term is defined in the Rights Agreement), or the date, if any, on which the Rights evidenced by this Certificate may be redeemed, at the stock transfer office of the Rights Agent, or its successors as Rights Agent, one one-thousandth of a fully paid and nonassessable share of Junior Participating Preferred Stock (“Preferred Shares”), at a purchase price of $625.00 (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly completed and executed.  The number of Rights evidenced by this Right Certificate as set forth above (and the number of shares which may be purchased upon exercise thereof), and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement based on the shares of Common Stock of the Company as constituted at such date.

Upon the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, the holder of any Rights that are, or were, beneficially owned by an Acquiring Person or an Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) or certain transferees thereof which engaged in, or realized the benefit of, an event or transaction or transactions described in Section 11(a)(ii), shall not be entitled to the benefit of the adjustment described in such Section 11(a)(ii).

As provided in the Rights Agreement, the Purchase Price and the number and class of shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under specific circumstances set forth in the Rights Agreement.  Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and at the principal office of the Company.

This Right Certificate, with or without other Right Certificates, upon surrender at the stock transfer office of the Rights Agent set forth above, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase such number of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right.

No fractional shares will be issued upon the exercise of any Rights evidenced hereby, but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signatures of the proper officers of the Company.  Dated as of                   ,              .

Attest:

By:
Secretary	Title:

Countersigned:

By:
Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder
desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                                     hereby sells, assigns and transfers unto                                                                        (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                           Attorney to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:	,
Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:

(1)           this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

(2)           the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:	,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Right Certificate.)

To the Company and the Rights Agent:

The undersigned hereby irrevocably elects to exercise                           Rights represented by this Right Certificate and to purchase the shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated:                              ,

Signature:
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:

(1)           the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

(2)           the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:	,
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.